

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATX and
     is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   6-Mos
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   JUN-30-1997

<CASH>                                         33
<SECURITIES>                                   0
<RECEIVABLES>                                  1002  <F1>
<ALLOWANCES>                                   128
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0     <F2>
<PP&E>                                         4809
<DEPRECIATION>                                 1845
<TOTAL-ASSETS>                                 4830
<CURRENT-LIABILITIES>                          0     <F2>
<BONDS>                                        2478  <F3>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       17
<OTHER-SE>                                     790
<TOTAL-LIABILITY-AND-EQUITY>                   4830
<SALES>                                        0
<TOTAL-REVENUES>                               829
<CGS>                                          0
<TOTAL-COSTS>                                  402   <F4>
<OTHER-EXPENSES>                               122   <F5>
<LOSS-PROVISION>                               6
<INTEREST-EXPENSE>                             107
<INCOME-PRETAX>                                83    <F6>
<INCOME-TAX>                                   35
<INCOME-CONTINUING>                            61
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   61
<EPS-PRIMARY>                                  2.57
<EPS-DILUTED>                                  2.47


<F1> Receivables consists of three components:  Trade Accounts of 105 million,
     Finance Leases of 693 million, and Secured Loans of 204 million.
<F2> Not applicable because GATX has an unclassified balance sheet.
<F3> This value consists of two components:  Long-term Debt of 2,260 million and
     Capital Lease Obligations of 218 million.
<F4> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F5> This value represents the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F6> This value represents Income Before Income Taxes and Equity in Net
     Earnings of Affiliates.






